       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                                 Billserv, Inc.
             (Exact name of registrant as specified in its charter)

                NEVADA                                     98-0190072
     (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                  Identification Number)

                211 North Loop 1604 East, Suite 100, San Antonio,
                Texas 78232 210.402.5000 (Address, including zip
                           code, and telephone number,
        including area code, of registrant's principal executive offices)
                              ---------------------

                               MARSHALL N. MILLARD
              Secretary, Senior Vice President and General Counsel
                                 Billserv, Inc.
                       211 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                  210.402.5000
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                             TIMOTHY N. TUGGEY, ESQ.
                          Loeffler, Jonas & Tuggey LLP
                           700 N. St. Mary's St. #800
                            San Antonio, Texas 78205
                                  210.354.4300
                              ---------------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                              ---------------------
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ---------------------
                         CALCULATION OF REGISTRATION FEE


==================================== =============== =================== =================== ================
                                                      Proposed maximum        Proposed
 Title of each class of securities    Amount to be   offering price per  maximum aggregate      Amount of
         to be registered              registered        share (1)       offering price (1)   registration
                                                                                                   fee
------------------------------------ --------------- ------------------- ------------------- ----------------

Common Stock, $0.001 par value         4,000,000            $1.10           $4,400,000        $1,051.60
                                       common
                                       shares
==================================== =============== =================== =================== ================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices for the common stock reported on the NASDAQ National Market on December 6, 2001.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


                       211 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                  210.402.5000

                                 Billserv, Inc.

                                4,000,000 SHARES
                                  COMMON STOCK


         Our common stock is traded on the NASDAQ National Market under the symbol "BLLS." On November 28, 2001, the closing bid quotation for the common stock was $1.19.

         We issued and sold 2,000,000 shares of our common stock, along with warrants to purchase an additional 2,000,000 shares of common stock to raise additional capital to be used to continue the pursuit of our growth strategy, which is described more fully in this Prospectus. The selling stockholders identified below have advised Billserv, Inc. (the "Company") that they may from time to time sell or otherwise dispose of these shares, at prices then obtainable. The Company will not receive any of the proceeds from the sale of common stock by such security holders. Such security holders, and any securities dealers or brokers to or through which they effect sales of the above shares of common stock, may be deemed to be underwriters with respect to such securities within the meaning of the Securities Act of 1933, and any profits realized by such persons may be deemed to be underwriting commissions.


         BUYING SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF SHARES OF OUR COMMON STOCK.


                               ------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALES IS NOT PERMITTED.

                               ------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY 30, 2002.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


                                TABLE OF CONTENTS

                                     PART I

AVAILABLE INFORMATION .........................................................2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS .....................2

RISK FACTORS ..................................................................3

THE COMPANY ..................................................................11

USE OF PROCEEDS ..............................................................12

SELLING STOCKHOLDERS .........................................................12

PLAN OF DISTRIBUTION .........................................................13

LEGAL MATTERS ................................................................14

EXPERTS ......................................................................14

MORE INFORMATION .............................................................14

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS .......................................16

SIGNATURES AND POWER OF ATTORNEY .............................................19

EXHIBIT INDEX ................................................................20

                              AVAILABLE INFORMATION

Prior to filing the registration statement on Form 3 of which this Prospectus is a part, the Company has been subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, Billserv, Inc. is a "reporting company."

The Company has filed with the Commission a registration statement on Form 3 of which this Prospectus is a part. This registration statement or any part thereof, together with all other reports and other information filed by Billserv, Inc. may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.




                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. A number of important factors could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and "The Company" as well as those discussed elsewhere in this Prospectus. Investors should carefully consider the information set forth under "Risk Factors".

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


The Company intends to furnish its shareholders with annual reports containing audited financial statements certified by its independent public accountants and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN THE SECURITIES. YOU SHOULD ONLY PURCHASE THE SECURITIES IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. THE RISKS DESCRIBED BELOW MAY NOT BE THE ONLY RISKS FACING THE COMPANY.


FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING.

The Company currently plans to meet their capital requirements primarily through issuance of equity securities, equipment leasing and new borrowing arrangements, and in the longer term, revenue from operations. If current cash, marketable securities and cash that may be generated from operations are insufficient to satisfy their liquidity requirements, the Company may seek to sell additional equity or secure borrowings prematurely. The sale of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders, and debt financing, if available, may involve restrictive covenants which could restrict their operations or finances. There can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all. If the Company cannot raise funds, on acceptable terms, they may not be able to continue to exist, expand our operation, grow market share, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which would negatively impact their business, operating results and financial condition.

LACK OF OPERATING HISTORY; LIMITED RELEVANCE OF HISTORICAL FINANCIAL
INFORMATION.

The Company was organized in 1998 and began operations as a public company in 1999. The Company has not been profitable. Through September 30, 2001, the Company's accumulated deficit was $34.1 million. Therefore, all information included herein may not necessarily reflect the results of operations, financial position and cash flows of the Company in the future.

UNCERTAIN RELIABILITY, GROWTH AND CONSUMER ACCEPTANCE OF THE INTERNET, INTERNET TECHNOLOGY, AND ELECTRONIC COMMERCE.

The electronic commerce market is a relatively new and growing service industry. If the electronic commerce market fails to grow or grows slower than anticipated, or if the Company, despite an investment of significant resources, is unable to adapt to meet changing customer requirements or technological changes in this emerging market, or if the Company's services and related products do not maintain a proportionate degree of acceptance in this growing market, the Company's business, operating results, and financial condition could be materially adversely affected. Additionally, the security and privacy concerns of existing and potential customers may inhibit the growth of the electronic commerce market in general, and the Company's customer base and revenues in particular. Similar to the emergence of the credit card and automatic

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


teller machine ("ATM") industries, the Company and other organizations serving the electronic commerce market must educate users that electronic transactions use encryption technology and other electronic security measures that make electronic transactions more secure than paper-based transactions. While the Company believes that it is utilizing proven applications designed for premium data security and integrity to process electronic transactions, there can be no assurance that the Company's use of such applications will be sufficient to address the changing market conditions or the security and privacy concerns of existing and potential customers. Adverse publicity raising concerns about the safety or privacy of electronic transactions, or widely reported breaches of the Company's or another providers' security, have the potential to undermine consumer confidence in the technology and thereby have a materially adverse effect on the Company's business. In addition, there can be no guarantee that the Internet will continue to grow in acceptance or maintain its reliability, or that new technologies might supplant the Internet in part or in whole.

UNCERTAIN GROWTH OF PROPORTION OF ELECTRONIC REMITTANCES.

The Company's future financial performance will be materially affected by the percentage of bill payments which can be cleared electronically. As compared with making payment by paper check or by draft, the Company believes that electronic payments: (i) cost much less to complete; (ii) give rise to fewer errors, which are costly to resolve; and (iii) generate far fewer customer inquiries and therefore consume fewer customer care resources. Accordingly, the Company's inability to continue to decrease the percentage of remittances effected by paper documents will result in flat or decreased margins, and a reversal of the current trend toward a smaller proportion of paper-based payments would have a material adverse effect upon the Company's business, operating results, and financial condition.

RISK OF INABILITY TO ADAPT TO RAPID TECHNOLOGICAL CHANGE; RISK OF DELAYS.

The Company's success is highly dependent on its ability to develop new and enhanced services, and related products that meet changing customer requirements. At present, the Company's four principal products, EServ, eCare, EPublishing and EConsulting are available. The market for the Company's services, however, is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new and enhanced software, service and related product introductions. In addition, the software market is subject to rapid and substantial technological change. The Company, to remain successful, must be responsive to new developments in hardware and semiconductor technology, operating systems, programming technology and computer capabilities. In many instances, the new and enhanced services, products, and technologies are in the emerging stages of development and marketing, and are subject to the risks inherent in the development and marketing of new software, services, and products. The Company may not successfully identify new service opportunities, and develop and bring new and enhanced services and related products to market in a timely manner; there can be no assurance that any such services, products or technologies will develop or will be commercially successful, that the Company will benefit from such developments or that services, products, or technologies developed by others will not render the Company's services, and related products noncompetitive or obsolete. If the Company is unable, for technological or other reasons, to develop and introduce new services and products in a timely manner in response to changing market conditions or customer requirements, or if new or

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


enhanced software, services and related products do not achieve a significant degree of market acceptance, the Company's business, operating results and financial condition would be materially adversely affected.

CHANGES IN REGULATION OF ELECTRONIC COMMERCE AND RELATED FINANCIAL SERVICES.

Management believes that the Company is not required to be licensed by the Office of the Comptroller of the Currency, the Federal Reserve Board, or other federal or state agencies that regulate or monitor banks or other types of providers of electronic commerce services. There can be no assurance that a federal or state agency will not attempt to regulate providers of electronic commerce services, such as the Company, which could impede the Company's ability to do business in the regulator's jurisdiction. The Company is subject to various laws and regulations relating to commercial transactions generally, such as the Uniform Commercial Code, and may also be subject to the electronic funds transfer rules embodied in Regulation E, promulgated by the Federal Reserve Board. Given the expansion of the electronic commerce market, it is possible that the Federal Reserve might revise Regulation E or adopt new rules for electronic funds transfer affecting users other than consumers. Because of growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, and it is possible that Congress or individual states could enact laws regulating the electronic commerce market. If enacted, such laws, rules and regulations could be imposed on the Company's business and industry and could have a material adverse effect on the Company's business, operating results, and financial condition.

UNCERTAINTY OF ACH ACCESS.

The ACH (Automated Clearinghouse) Network is a nationwide batch-oriented electronic funds transfer system which provides for the interbank clearing of electronic payments for participating financial institutions. The Federal Reserve rules provide that the ACH system is available only through a bank. To access the Network, the Company or its authorized representative may originate an ACH entry. As the originator, the Company forwards transaction data to the Originating Depository Financial Institution ("ODFI"), which is a participating financial institution that must abide by the provisions of the ACH Operating Rules and Guidelines. The OFDI sorts and transmits the file to an ACH Operator. The Automated Clearing House Association, Federal Reserve, New York Automated Clearing House, and Visa USA act as ACH Operators, central clearing facilities through which financial institutions transmit or receive ACH entries. The ACH Operator then distributes the ACH file to the Receiving Depository Financial Institution, the bank of the customer, which makes the funds available to the customer. If the Federal Reserve rules were to change to further restrict or modify access to the ACH, the Company's business could be materially adversely affected.

INTENSE COMPETITION IN ELECTRONIC COMMERCE AND RELATED FINANCIAL SERVICES.

Portions of the electronic commerce market are becoming increasingly competitive. The Company expects to face significant competition in all areas of the EBPP market. Although few companies have focused their efforts as service bureau consolidators in the EBPP industry, the Company expects that new service bureau companies will emerge and

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


compete for billers of all sizes. The Company further believes that software providers, consumer front ends, banks and Internet portals will provide increasingly competitive billing solutions for billers of all sizes. In addition, a number of banks have developed, and others in the future may develop, home banking services in-house. The Company believes that banks will also compete for the EBPP business of billers.

The Company expects competition to increase from both established and emerging companies and that such increased competition could result in reduced transaction pricing which could materially adversely affect the Company's business, operating results and financial condition. Moreover, the Company's current and potential competitors, many of whom have greater financial, technical, marketing, and other resources than the Company, may respond more quickly than the Company to new or emerging technologies or could expand to compete directly against the Company in any or all of its target markets. Accordingly, it is possible that current or potential competitors could rapidly acquire market share. There can be no assurance that the Company will be able to compete against current or future competitors successfully or that competitive pressures faced by the Company will not have a material adverse effect on its business, operating results and financial condition.

DEPENDENCE ON KEY PERSONNEL.

The Company's success depends to a significant degree upon the continued contributions of its key management, marketing, service and related product development and operational personnel, including its Chairman and Chief Executive Officer, Michael R. Long; its President and Chief Operating Officer, Louis A. Hoch; and its Senior Vice President of Sales and Marketing, Tony Diamond. The Company's operations could be affected adversely if, for any reason, any of these officers ceased to be active in the Company's management. The Company maintains proprietary nondisclosure and non-compete agreements with all of its key employees. The success of the Company depends to a large extent upon its ability to retain and continue to attract highly skilled personnel. Competition for employees in the electronic commerce industry is intense, and there can be no assurance that the Company will be able to attract and retain enough qualified employees. If the Company experiences significant growth, it may become increasingly difficult to hire, train and assimilate the new employees needed.

The Company's inability to retain and attract key employees could have a material adverse effect on the Company's business, operating results, and financial condition. To date, the Company has not experienced any of these difficulties.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS.

The Company's quarterly results of operations may fluctuate significantly as a result of a number of factors, including changes in the Company's pricing policies or those of its competitors, relative rates of acquisition of new customers, delays in the introduction of new or enhanced services, software and related products by the Company or by its competitors or market acceptance of such services and products, other changes in operating expenses, personnel changes and general economic conditions. These factors will impact the Company's operating results. Fluctuations in operating results could result in volatility in the price of the Company's common stock.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


RISK OF PRODUCT DEFECTS.

The software products utilized by the Company could contain errors or "bugs" that could adversely affect the performance of services or damage a user's data. In addition, as the Company increases its share of the electronic commerce services market, software reliability and security demands will increase. The Company attempts to limit its potential liability for warranty claims through SAS 70 technical audits and limitation-of-liability provisions in its customer agreements. There can be no assurance that the measures taken by the Company will prove effective in limiting the Company's exposure to warranty claims. Despite the existence of various security precautions, the Company's computer infrastructure may also be vulnerable to viruses or similar disruptive problems caused by its customers or third parties gaining access to the Company's processing system.

EROSION OF REVENUE FROM SERVICES.

The profitability of the Company's business depends, to a substantial degree, upon billers electing to continue to periodically renew contracts. In the event that a substantial number of these customers were to decline to renew these contracts for any reason, the Company's revenues and profits would be adversely affected. Sales of the Company's services are dependent upon customer demand for the services, which is affected by pricing decisions, the competition of similar products and services, and reputation of the products and services for performance. Most of the Company's services are likely to be sold within the utilities and financial services industries, and poor performance by the Company in performing its services has the potential to undermine the Company's reputation and affect future sales of other services. A substantial decrease in revenue from services would have a material adverse effect upon the Company's business, operating results, and financial condition.

RISK OF LOSS FROM RETURNED TRANSACTIONS, MERCHANT FRAUD OR ERRONEOUS TRANSMISSIONS.

The Company relies upon the Federal Reserve's ACH for electronic fund transfers and conventional paper check and draft clearing systems for settlement of payments by check or drafts. In its use of these established payment clearance systems, the Company generally bears the same credit risks normally assumed by other users of these systems arising from returned transactions caused by insufficient funds, stop payment orders, closed accounts, frozen accounts, unauthorized use, disputes, theft or fraud. In addition, the Company also assumes the risk of merchant fraud and transmission errors when it is unable to have erroneously transmitted funds returned by an unintended recipient. Merchant fraud includes such actions as inputting false sales transactions or false credits.

RISK OF SYSTEM FAILURE.

The Company's operations are dependent on its ability to protect its computer equipment against damage from fire, earthquake, power loss, telecommunications failure or similar event. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, operating results, and financial condition. The Company's property and business interruption insurance may not be adequate to compensate the Company for all losses that may occur.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


LIMITED PROTECTION OF PROPRIETARY SERVICES.

The Company regards some of its services as proprietary and relies primarily on a combination of trademark and trade secret laws, employee and third party non-disclosure agreements, and other intellectual property protection methods to protect its services. Existing intellectual property laws afford only limited protection, and it may be possible for unauthorized third parties to copy the Company's services and related products or to reverse engineer or obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's competitors will not independently develop services and related products that are substantially equivalent or superior to those of the Company.

VOLATILITY OF STOCK PRICE.

The market price of the Company's common stock is subject to significant fluctuations in response to variations in quarterly operating results, the failure of the Company to achieve operating results consistent with securities analysts' projections of the Company's performance, and other factors. The stock market has experienced extreme price and volume fluctuations and volatility that has particularly affected the market prices of many technology, emerging growth, and developmental stage companies. Such fluctuations and volatility have often been unrelated or disproportionate to the operating performance of such companies. Factors such as announcements of the introduction of new or enhanced services or related products by the Company or its competitors, announcements of joint development efforts or corporate partnerships in the electronic commerce market, market conditions in the technology, banking, telecommunications and other emerging growth sectors, and rumors relating to the Company or its competitors may have a significant impact on the market price of the Company's common stock.

CONTROL BY PRINCIPAL STOCKHOLDERS.

As of November 1, 2001, the directors and officers of the Company and their affiliates collectively own approximately 15% of the outstanding shares of the Company's common stock. As a result, these stockholders are able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company.

SHARES ELIGIBLE FOR FUTURE SALE; POSSIBLE ADVERSE EFFECT ON MARKET PRICE.

As of December 6, 2001, the Company has 20,538,526 shares of common stock outstanding. If the Company needs future equity financing to meet its operational and strategic requirements, such future equity financing may have a significant dilutive effect on the Company's stock price.

ANTI-TAKEOVER PROVISIONS; CERTAIN PROVISIONS OF NEVADA LAW; CERTIFICATE OF INCORPORATION, BYLAWS, AND STOCKHOLDER RIGHTS PLAN.

On October 4, 2000, the Company approved a stockholder rights plan to protect stockholders in the event of an unsolicited attempt to acquire the Company in a manner that would not be in the best interests of its stockholders. This stockholders rights plan could have the effect of making it more difficult for a third party to acquire, or of

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


discouraging a third party from attempting to acquire, control of the Company. The Company's Board of Directors is also classified into three classes of directors serving staggered three-year terms. Such classification of the Board of Directors expands the time required to change the composition of a majority of directors and may tend to discourage a proxy contest or other takeover bid for the Company. The issuance of common stock under a stockholder rights plan could decrease the amount of earnings and assets available for distribution to the holders of the Company's common stock or could adversely affect the rights and powers, including voting rights, of the holders of the Company's common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Company's common stock.

DIFFICULTY IN MANAGEMENT OF GROWTH.

The Company may experience a period of rapid growth which could place a significant strain on its resources. The Company's ability to manage growth successfully will require the Company to continue to improve its operational, management and financial systems and controls as well as to expand its work force. A significant increase in the Company's customer base would necessitate the hiring of a significant number of additional customer care and technical support personnel as well as computer software developers and technicians, qualified candidates for which, at the present time, are in short supply. In addition, the expansion and adaptation of the Company's computer and administrative infrastructure will require substantial operational, management and financial resources. Although the Company believes that its current infrastructure is adequate to meet the needs of its customers in the foreseeable future, there can be no assurance that the Company will be able to expand and adapt its infrastructure to meet additional demand on a timely basis, at a commercially reasonable cost, or at all. If the Company's management is unable to manage growth effectively, hire needed personnel, expand and adapt its computer infrastructure or improve its operational, management, and financial systems and controls, the Company's business, operating results, and financial condition could be materially adversely affected.

ACQUISITION-RELATED RISKS.

In the future, the Company may pursue acquisitions of complementary service or product lines, technologies, or businesses. Future acquisitions by the Company could result in potentially dilutive issuance of equity securities, the incurrence of debt and contingent liabilities, and amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect the Company's business, operating results, and financial condition. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services, and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has no or limited direct prior experience, and the potential loss of key employees of the acquired company. From time to time, the Company evaluates potential acquisitions of businesses, services, products, or technologies. The Company has no present commitments or agreements with respect to any material acquisition of other businesses, services, products, or technologies. In the event that such an acquisition was to occur, however, there can be no assurance that the Company's business, operating results, and financial condition would not be materially adversely affected.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


UNLIKELY PAYMENT OF DIVIDENDS.

The Company has paid no cash dividends and has no present plan to pay cash dividends, intending instead to reinvest its earnings, if any. However, payment of future cash dividends will be determined from time to time by its board of directors, based upon its future earnings, financial condition, capital requirements and other factors. The Company is not presently subject to any restriction on its present or future ability to pay such dividends.

DEPENDENCE UPON CONTRACTS WITH BILLERS.

The Company's business is dependent upon performing under the terms of agreements with billers. Although the Company is unaware of any circumstance which would prevent the operational ability to perform these agreements, there can be no assurance that the Company might not be able to fully perform under these agreements or that other factors may prevent billers from processing billing information through the Company.

DEPENDENCE UPON CONTRACTS WITH TRADING PARTNERS.

The Company's business is dependent upon executing and maintaining agreements with distribution and payment partners such as CheckFree Services Corporation and Paymentech, Inc. to provide dependable financial services for customers of billers. Such financial services include ACH processing through the customer's bank and delivery of good funds to the Company for remittance to the billers. There can be no assurance that any of the distribution or payment partners will be able to perform under these agreements in the future.

ANTICIPATED BILLING SYSTEM EXPENDITURES.

To facilitate and support the growth anticipated in its business, the Company plans to make significant expenditures in its operations over the next one to three years. These expenditures are expected to be made in the areas of software development, licensing, hardware and related staffing. The Company believes that it will be able to fund these expenditures with internally generated funds and financing, but there can be no assurance that such funds will be generated or spent in these areas.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.

This private placement memorandum contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this document, the words "anticipate," "believe," "estimate," "expect," and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this private placement memorandum. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


                                   THE COMPANY

We provide electronic bill presentment and payment ("EBPP") and related services to companies generating recurring paper-based bills. EBPP is the process of presenting a bill in a secure environment on the Internet and facilitating payment of the bill utilizing an electronic transfer of funds. We provide a turnkey outsourcing solution that enables our customers to offer EBPP services to their customers. Our solution also enables our customers to utilize the EBPP channel to enhance business, Internet and customer relationship management strategies by establishing an interactive, online relationship with their customers, creating additional revenue streams, increasing branding opportunities, enhancing customer service and reducing the costs associated with customer care and the billing function. Through the implementation of our complete solution, we become our customers' single point of contact for developing, implementing and managing their entire EBPP channel.

Our services combine our industry knowledge and expertise as well as state of the art technology components (both hardware and software) to offer a complete outsourced solution to our customers. We use certain proprietary components which we have integrated with third-party, "best-of-breed" hardware and software platforms to offer our customers a scalable, branded and secure EBPP solution. All of the technology components of our solution have been integrated and are operational. We have designed our system so that it is reliable, flexible, and can easily be expanded to meet growth demands without significant cost or changes. Our modular solution allows us to work with our customers to build a customized EBPP solution tailored to their specific needs. The services we offer include:

     o    EServ - Internet billing clearinghouse services for EBPP;
     o EPublishing - Electronic publishing services for online statement delivery;
     o    ECare - Internet-enabled, interactive customer care center operation;
     o EConsulting - Professional consulting services for billing organizations offering in-house bill presentment, and;
     o ASP Gateway Services - Provides billers who already have an in-house EBPP system with limited distribution points, a solution to deliver bills to virtually any distribution point across the Internet.

To enable us to offer the most comprehensive solution to our customers, we have entered into partnership agreements with many significant EBPP and Internet-based services companies, including Bank of America Corporation, Bank One, BlueGill Technologies, Inc., CheckFree Corporation (including the operations of CheckFree i-Solutions), International Business Machines Corporation, MasterCard International, Spectrum and Wells Fargo. We believe that these partnerships, by allowing us to outsource certain components of our solution, will enable us to provide more flexibility, higher quality and potentially lower cost services to our customers than if we were to provide these components ourselves.

We currently market our services through a direct sales force and through organizations that resell our services to their clients and prospects. To date, we have billing relationships representing 86 billers who send over 3.1 billion paper-based bills annually (or approximately 15.5% of the total annual bills produced in the United States). These customers include AFSA Data Corporation, AT&T Corporation, Central Hudson Gas and Electric Corporation, Chevron U.S.A., Inc., Dow-Jones & Company (Wall Street Journal/Barron's), LASON, Inc., Reliant Energy, Sallie Mae Corporation and Time Warner Cable. Of these customers, 67 are in a full production environment and 19 are in various stages of implementation.

A major component of our growth strategy involves not only obtaining new customers, but also actively assisting these companies in developing a strategy designed to encourage the highest possible acceptance by the consumer. This includes assigning a dedicated marketing professional to each customer to assist in developing a marketing strategy aimed at maximizing consumer adoption of the EBPP services, as well as through the effective implementation of our EpiCenter strategy. Our EpiCenter strategy's objective is to positively influence

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


consumer adoption rates in each metropolitan area by working with local, regional and national billers to deliver marketing opportunities to volumes of households. To date, we have seen positive results in both adoption rates and in early market tests of certain marketing programs designed to enhance consumer adoption rates.

Our stock is traded on the NASDAQ National Market under the symbol BLLS. Our corporate offices are located at 211 North Loop 1604 East, Suite 100, San Antonio, Texas, 78232. Our phone number is (210) 402-5000.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock being sold by the selling stockholders.

                            THE SELLING STOCKHOLDERS

The following table sets forth the name and number of shares of common stock and the number of Shares underlying the Warrants owned by each selling stockholder. Since the selling stockholders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that are offered hereby or that will be owned by each selling stockholder upon completion of the offering to which this Prospectus relates. The shares offered by this Prospectus may be offered from time to time by the selling stockholders named below:

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


    SELLING STOCKHOLDERS       NUMBER OF SHARES    PERCENT OF     NUMBER OF SHARES    PERCENTAGE OF       NUMBER OF
                                 BENEFICIALLY      CLASS OWNED      BENEFICIALLY       CLASS OWNED      SHARES BEING
                                 OWNED BEFORE        BEFORE       OWNED BEFORE THE        BEFORE        OFFERED UNDER
                                   PLACEMENT        PLACEMENT        OFFERING*          OFFERING*           THIS
                                                                                                         PROSPECTUS*

John F. Arangio                     11,000             <1              91,000               <1             80,000

Harry Benham, Jr.                      0               <1              40,000               <1             40,000

Gary Brewer and                     13,200             <1              53,200               <1             40,000
Donna G. Brewer

Robert Evans                       907,700             4.4          1,867,700              7.6             960,000

Robert J. Filipe                    22,000             <1             126,000               <1             104,000

Robert J. Filipe                     3,000             <1             163,000               <1             160,000
Robert J. Lastowski JT TEN

Samuel A. Fruscione                112,000             <1             182,000               <1             70,000
Family Trust
Samuel A. Fruscione, TTEE

Joanne Gardner                      20,000             <1             140,000               <1             120,000

Lee Getson and Margaret                0               <1             160,000               <1             160,000
Getson JT TEN

William T. Hagan                    50,000             <1             130,000               <1             80,000

John E. Hamilton III and            23,000             <1              63,000               <1             40,000
Elizabeth A. Hamilton JOWROS

Mitchell D. Hovendick              183,900             <1             523,700              2.1             339,800

Robert Keller                        5,000             <1              20,200               <1             15,200

James D. Knoll and
Donna M. Knoll JT TEN                3,632             <1              19,632               <1             16,000

Mark A. McMahon and Stefanie           0               <1             135,000               <1             135,000
B. McMahon JTWROS

Michael Procacci, Jr.              173,600             <1           1,173,600              4.8           1,000,000

Peter S. Rawlings                      0               <1             160,000               <1             160,000

Anthony W. Tedeschi
and Lois                            15,000             <1             495,000              2.0             480,000
P. Tedeschi JTWROS

TOTAL                            1,543,032                          5,543,032                            4,000,000


* All share numbers include shares underlying warrants described in this prospectus. The total outstanding shares listed in this form was adjusted to reflect the newly issued shares and shares underlying warrants when calculating percent owned after offering.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


                              PLAN OF DISTRIBUTION


This Prospectus relates to the offer and sale or other distribution from time to time of up to 4,000,000 shares of common stock by the holders thereof, whether by sale of shares or by exercise of warrants and sale of underlying shares of common stock. The Company has registered the shares to provide the holders thereof with freely tradeable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

The Company will not receive any proceeds from the offering of the shares by the selling stockholders. The selling stockholders may from time to time sell all or a portion of the shares through the NASDAQ National Market System, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the shares may be sold include (i) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (iv) privately negotiated transactions. The selling stockholders may from time to time deliver all or a portion of the shares to cover a short sale or sales made after the date of this Prospectus, or upon the exercise or closing of a call equivalent position or a put equivalent position entered or established after the date of this Prospectus. The selling stockholders and any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders may sell all or any portion of the shares in reliance upon Rule 144 under the Securities Act.

At a time a particular offer of shares is made, a Prospectus Supplement, if required, will be distributed that will set forth the name of any dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information. The shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may in such circumstances be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

                                  LEGAL MATTERS

         The law firm of Loeffler, Jonas & Tuggey, LLP is acting as counsel for the Company in connection with this Offering and will pass upon the validity of the securities offered hereby.

                                     EXPERTS

         The consolidated financial statements of the Billserv, Inc. appearing in the Annual Report (Form 10-K) for the year ended December 31, 2000 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such report given on authority of such firm as experts in accounting and auditing.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


                       WHERE YOU CAN FIND MORE INFORMATION
         We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

     o    Annual Report on Form 10-K for the year ended December 31, 2000;
     o Quarterly Reports on Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2001; and,
     o    Definitive Proxy Statement on Schedule 14A dated April 9, 2001.


         You may request a copy of these or any other filings, at no cost, by writing or telephoning us using the following contact information:

                                   Jack Roney
                       Vice President, Investor Relations
                                 Billserv, Inc.
                       211 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                  210.402.5160

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Expenses in connection with the offering of the shares will be borne by the registrant and are estimated as follows:

         SEC Registration Fee--------------------------  $  1,051.60(1)
         Legal fees and expenses-----------------------    10,000.00
         Accounting fees and expenses------------------     2,500.00

              Total------------------------------------  $ 13,551.60
                                                         -----------


         (1) Pursuant to Rule 457(c) promulgated by the Commission under the Securities Act, the registration fee was calculated based upon the average of the high and low price per share of the Company's common stock, as reported by the NASDAQ National Market, on December 6, 2001, and the conversion ratio in effect on that date.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Company has agreed to indemnify each selling stockholder, its officers, directors and constituent partners, if any, and each person controlling (within the meaning of the Securities Act) such selling stockholder, against all claims, losses, damages or liabilities (or actions in respect thereof) suffered or incurred by any of them, to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related registration statement incident to this Registration, or any omission (or alleged omission) to state therein a material fact required to be stated herein or necessary to make the statements herein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to actions or inaction required of the Company in connection with any such Registration. The Company has agreed to reimburse each selling stockholder, its officers, directors and constituent partners, if any, and each person who controls any such selling stockholder, for any reasonable, documented legal and other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action. Each selling stockholder has agreed to indemnify the Company, each of its directors and officers, each placement agent and underwriter, if any, of the Company's securities covered by this Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other selling stockholder, each of its officers, directors and constituent partners and each person controlling such other selling stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) suffered or incurred by any of them and arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in this Registration Statement or related prospectus, or any omission (or alleged omission) to state herein a material fact required to be stated herein or necessary to make the statements herein not misleading; and will reimburse the Company, such other selling stockholders, such directors, officers, partners, persons, placement agent, underwriters and controlling persons for any reasonable, documented legal and other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


ITEM 16.  EXHIBITS

         See Exhibit Index immediately following the signature page hereof.


ITEM 17.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendmentany of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 30, 2002.

                                           Billserv, Inc.


                                            By: /s/ Terri A. Hunter
                                               ----------------------
                                                    Terri A. Hunter
                                                    Treasurer, Executive Vice
                                                    President and Chief
                                                    Financial Officer


                                POWER OF ATTORNEY
         We, the undersigned officers and directors of Billserv, Inc., hereby severally constitute and appoint Michael R. Long and Louis A. Hoch, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including any Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of January 30, 2002.

SIGNATURE                                    TITLE

/s/ Michael R. Long                          Chairman of the Board and Chief
---------------------------------            Executive Officer
Michael R. Long

/s/ Louis A. Hoch                            Director, President and Chief
---------------------------------            Operating Officer
Louis A. Hoch

/s/ Terri A. Hunter                          Treasurer, Executive Vice President
---------------------------------            and Chief Financial Officer
Terri A. Hunter

/s/ Anthony L. Diamond                       Senior Vice President, Sales and
---------------------------------            Marketing
Anthony L. Diamond

/s/ Marshall N. Millard                      Secretary, Senior Vice President
---------------------------------            and General Counsel
Marshall N. Millard

/s/ E. Scott Crist                           Director
---------------------------------
E. Scott Crist

/s/ Roger R. Hemminghaus                     Director
---------------------------------
Roger R. Hemminghaus

/s/ Peter G. Kirby                           Director
---------------------------------
Peter G. Kirby

/s/ Richard B. Bergman                       Director
---------------------------------
Richard B. Bergman

       As filed with the Securities and Exchange Commission on January 30, 2002.
                                                      Registration No. ____-____
================================================================================


                                  EXHIBIT INDEX


EXHIBIT
NO.                                          DESCRIPTION


5.1        Opinion of Loeffler, Jonas & Tuggey LLP. Filed herewith.

23.1 Consent of Ernst & Young, LLP, independent accountants to the registrant. Filed herewith.

23.2       Consent of Loeffler, Jonas & Tuggey LLP (contained in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).